Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Deluxe Corporation of our report dated February 21, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Deluxe Corporation's Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 21, 2025

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